Exhibit 99.1

Oplink Reports Third Quarter Fiscal Year 2013 Financial Results

Fremont, Calif., -- May 2, 2013 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its third quarter of fiscal year 2013, ended March 31, 2013.

Revenues for the quarter were $44.1 million and GAAP net income was $2.1 million, or $0.11 per diluted share. This compares to revenues of $45.1 million and a GAAP net income of $3.5 million, or $0.18 per diluted share, reported in the prior quarter, and revenues of $44.0 million and GAAP net income of $2.9 million, or $0.14 per diluted share, reported in the same period of the prior year.

Non-GAAP net income for the third quarter was $3.4 million, or $0.18 per diluted share, as compared to $4.6 million, or $0.24 per diluted share, reported in the prior quarter, and $2.5 million, or $0.13 per diluted share, reported in the same period of the prior year.

Oplink generated $7.0 million in cash from operations and closed the quarter with cash, cash equivalents and short-term and long-term investments of $176.5 million.

“We are pleased with the performance in our optics business, particularly considering the overall market climate for telecommunication,” said Joe Liu, Chairman and CEO of Oplink. “We continue to work closely with customers on design-in opportunities as they develop future datacom and telecom products. The progress we are making in our Mobile Interactive business is encouraging and we are optimistic about the growth opportunity in this area over time.”

Business Outlook for the Quarter Ending June 30, 2013

For the quarter ending June 30, 2013, the Company expects to report revenues between $43 million and $47 million and GAAP net income per diluted share of approximately $0.11 to $0.17.  On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and any other non-cash or non-recurring charges, the Company expects earnings per diluted share of approximately $0.18 to $0.24. GAAP and non-GAAP net income per diluted share for the quarter ending June 30, 2013 include a gain of approximately $1.2 million resulting from the sale of a portion of the Company’s Taiwan facilities and assume an effective tax rate of 20%.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on May 2, 2013.  The conference call can be accessed by dialing 1-877-941-8418, or 1-480-629-9809 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink’s corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on May 2, 2013 until 11:59 p.m. Pacific Time on May 9, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4615466#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink's performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink's "core operating performance" and its results of operations may look in the future. Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits or charges, impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink's view of "core operating performance."

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This press release contains forward-looking statements, including without limitation the statements under the heading "Business Outlook for the Quarter Ending June 30, 2013." These forward-looking statements involve risks and uncertainties that could cause Oplink's results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: (1) possible reductions in customer orders or delays in shipments of products to customers; (2) potential delays in introduction of new Oplink products; (3) Oplink's reliance on a small number of customers for a substantial portion of its revenues; (4) Oplink's reliance on third parties to supply critical components and materials for its products; (5) intense competition in Oplink's target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; (6) risks relating to the new Mobile Interactive business, including the risk that the products and services, being new and unproven, may not achieve market acceptance, the risk that Oplink may not be successful in developing adequate sales channels for these products and services, and the risk of write-downs for slow-moving or obsolete inventory ; (7) changes in our effective tax rate, which could reduce our net income; and (8) other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

(TABLES TO FOLLOW)

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Investor Relations:
Erica Abrams
415-217-5864
erica@blueshirtgroup.com

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	July 1,
	2013	2012
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$66,133	$81,233
Short-term investments	107,322	85,382
Accounts receivable, net	40,853	33,165
Inventories	20,782	19,091
Prepaid expenses and other current assets	7,556	8,633
Deferred tax assets	1,478	1,609
Total current assets	244,124	229,113
Property, plant and equipment, net	45,004	45,392
Long-term investments	3,054	9,606
Goodwill and intangible assets, net	1,268	1,648
Deferred tax assets	7,652	7,151
Other assets	12,825	12,279
Total assets	$313,927	$305,189

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,111	$11,739
Accrued liabilities and other current liabilities	16,099	12,460
Total current liabilities	29,210	24,199
Non-current liabilities	9,431	8,858
Total liabilities	38,641	33,057
Stockholders' equity	275,286	272,132
Total liabilities and stockholders' equity	$313,927	$305,189

(1)	The July 1, 2012 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	March 31,	December 30,	April 1,	March 31,	April 1,
	2013	2012	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$44,124	$45,099	$43,978	$134,107	$130,683
Cost of revenues	28,474	28,570	30,470	85,298	89,704
Gross profit	15,650	16,529	13,508	48,809	40,979
Operating expenses:
Research and development	6,281	5,829	5,665	17,542	15,688
Sales and marketing	3,590	3,348	2,813	10,150	7,909
General and administrative	2,174	2,109	1,890	6,437	10,843
Stock compensation expense	1,252	1,045	1,242	4,160	4,163
Amortization of intangible assets	91	91	91	273	573
(Gain) loss on sale/disposal of assets	(258)	(5)	19	(270)	(366)
Total operating expenses	13,130	12,417	11,720	38,292	38,810
Income from operations	2,520	4,112	1,788	10,517	2,169
Interest and other income, net	201	412	93	879	408
Income before provision (benefit) for income taxes	2,721	4,524	1,881	11,396	2,577
Provision (benefit) for income taxes	670	1,068	(977)	2,526	(11)
Net income	$2,051	$3,456	$2,858	$8,870	$2,588

Net income per share:
Basic	$0.11	$0.18	$0.15	$0.47	$0.13
Diluted	$0.11	$0.18	$0.14	$0.46	$0.13

Shares used in per share calculation:
Basic	19,029	19,107	19,200	19,072	19,364
Diluted	19,252	19,277	19,795	19,370	19,982

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	March 31,	December 30,	April 1,	March 31,	April 1,
	2013	2012	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Reconciliation of GAAP net income to non-GAAP net income:
Net income, GAAP	$2,051	$3,456	$2,858	$8,870	$2,588
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock compensation expense	81	49	92	253	290
Amortization of intangible assets	36	36	36	108	608
Total related to cost of revenues	117	85	128	361	898

Related to operating expenses:
Legal settlement	-	-	-	-	3,317
Stock compensation expense	1,252	1,045	1,242	4,160	4,163
Amortization of intangible assets	91	91	91	273	573
Total related to operating expenses	1,343	1,136	1,333	4,433	8,053

Tax effects on non-GAAP adjustments	(130)	(112)	(1,830)	(759)	(3,949)

Non-GAAP net income	$3,381	$4,565	$2,489	$12,905	$7,590

Net income per share, non-GAAP:
Basic	$0.18	$0.24	$0.13	$0.68	$0.39
Diluted	$0.18	$0.24	$0.13	$0.67	$0.38

Shares used in per share calculation:
Basic	19,029	19,107	19,200	19,072	19,364
Diluted	19,252	19,277	19,716	19,370	19,982

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$15,650	$16,529	$13,508	$48,809	$40,979
Stock compensation expense included in cost of revenues	81	49	92	253	290
Amortization of intangible assets included in cost of revenues	36	36	36	108	608
Non-GAAP gross profit	$15,767	$16,614	$13,636	$49,170	$41,877

GAAP gross margin rate	35.5%	36.7%	30.7%	36.4%	31.4%
Non-GAAP gross margin rate	35.7%	36.8%	31.0%	36.7%	32.0%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Nine Months Ended
	March 31,	April 1,
	2013	2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$8,870	$2,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,436	4,632
Amortization of intangible assets	381	1,173
Stock compensation expense	4,413	4,452
Deferred income taxes	(221)	623
Gain on sale/disposal of assets	(270)	(366)
Other	305	113
Change in assets and liabilities	(1,753)	3,521
Net cash provided by operating activities	17,161	16,736

Cash flows from investing activities:
Net (purchases) maturities of investments	(20,230)	7,254
Net purchases of property, plant and equipment	(4,206)	(10,352)
Sales (purchases) of cost or equity investments	318	(200)
Business acquisition	(1,090)	-
Net cash used in investing activities	(25,208)	(3,298)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,240	1,296
Repurchase of common stock	(9,304)	(21,145)
Net cash used in financing activities	(7,064)	(19,849)

Effect of exchange rate changes on cash and cash equivalents	11	10
Net decrease in cash and cash equivalents	(15,100)	(6,401)
Cash and cash equivalents, beginning of period	81,233	52,644
Cash and cash equivalents, end of period	$66,133	$46,243